UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2006
TERAYON COMMUNICATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-24647 (Commission File Number)	77-0328533 (IRS Employer Identification No.)
4988 Great America Parkway
Santa Clara, California 95054
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (408) 235-5500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities
On January 26, 2006, Terayon Communication Systems, Inc. (“Terayon”) announced a restructuring to focus Terayon’s strategy solely on its digital video applications and reduce its overall cost structure as a pure-play video business. The restructuring will build on Terayon’s existing core competencies and market leadership, and with the savings from restructuring, Terayon will be able to devote additional resources for digital video software application development to pursue new revenue-generating video opportunities. As part of Terayon’s move to a pure-play video business, Terayon is reviewing strategic alternatives for its Home Access Solutions product line. Terayon expects to complete the restructuring by the end of the first quarter of 2006.
Terayon expects to record certain charges associated with the restructuring of approximately $0.6 million for employee related costs, the majority of which are expected to occur in the first quarter of 2006. Terayon expects to incur other costs related to the restructuring, but as of the date of this Form 8-K, Terayon is unable in good faith to make a more precise determination or estimate or range of estimates of other major costs expected to be incurred in connection with the restructuring in total or for each major type of cost associated with the restructuring, or of the amount of such costs that will result in additional future cash expenditures. The range of employee related costs and other charges Terayon expects to incur in connection with this restructuring is subject to a number of assumptions and actual results may differ, perhaps materially. Terayon may also incur other material charges not currently contemplated due to events which may occur as a result of, or associated with, its decision to restructure. Terayon will provide additional disclosure if and when it makes a determination or estimate of other restructuring costs and the amount of such costs that will result in additional future cash expenditures.
The foregoing description is qualified in its entirety by reference to the Registrant’s Press Release dated January 26, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Terayon Communication Systems, Inc. on January 26, 2006 entitled “Terayon Restructures to Pure-Play Digital Video Company”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 26, 2006

Terayon Communication Systems, Inc.
By:	/s/ Mark Richman
	Name:	Mark Richman
	Title:	Chief Financial Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED JANUARY 26, 2006

Exhibit	Description

99.1	Press release issued by Terayon Communication Systems, Inc. on January 26, 2006 entitled “Terayon Restructures to Pure-Play Digital Video Company”